FOR RELEASE November 10, 2006 at 7:30 a.m. EDT

Contacts:
For Palatin Technologies:	For Institutional Investors and Media:

Stephen T. Wills, CPA, MST	Carney Noensie
EVP-Operations / Chief Financial Officer	Burns McClellan
(609) 495-2200	(212) 213-0006
info@palatin.com	cnoensie@burnsmc.com

Palatin Technologies, Inc. Reports Fiscal Year 2007 First Quarter Results;
Conference Call and Webcast Being Held Today at 10:00 a.m. EST

CRANBURY, NJ –November 10, 2006 – Palatin Technologies, Inc. (AMEX: PTN) announced today financial results for the first quarter ended September 30, 2006. Total revenues in the quarter were $4.9 million, compared to $5.1 million for the same period in 2005. Palatin reported a net loss of $8.4 million, or ($0.12) per share, for the quarter ended September 30, 2006, compared to a net loss of $6.0 million, or ($0.11) per share, for the same period in 2005.

The increase in the net loss for the quarter ended September 30, 2006 versus the quarter ended September 30, 2005 was primarily attributable to increased development costs related to bremelanotide, a drug under development for the treatment of erectile dysfunction (ED) and female sexual dysfunction (FSD). The Company recently announced positive results of two Phase 2 at-home clinical studies in ED patients and is currently conducting in-clinic safety studies in ED and an at-home efficacy study in FSD with its strategic development partner, King Pharmaceuticals.

PRODUCT REVENUE AND ROYALTIES

In the current period, the Company recorded no royalty revenue related to commercial sales by Mallinckrodt of NeutroSpec, versus $0.9 million in the quarter ended September 30, 2005. There were no product sales in either period. In December 2005, the Company and Mallinckrodt suspended all NeutroSpec sales and marketing activities.

LICENSES, GRANTS AND CONTRACTS

In the quarter ended September 30, 2006, the Company recognized revenue from licenses, grants and contracts of $4.9 million, primarily related to the reimbursement by King of bremelanotide costs pursuant to the companies’ collaboration agreement. In the quarter ended September 30, 2005, revenue from licenses, grants and contracts was $4.2 million, reflecting lower reimbursable bremelanotide costs incurred by Palatin in the period.

COSTS AND EXPENSES

Total operating expenses for the quarter ended September 30, 2006 were $13.7 million, compared to $11.3 million for the same period in 2005. Development costs directly related to bremelanotide increased by $2.7 million, primarily reflecting increased costs associated with clinical trials and with manufacturing contractors for process development activities. Costs of preclinical research and development programs also increased, partially offsetting reduced development expenses for NeutroSpec and lower general and administrative costs.

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CASH POSITION

Palatin’s cash, cash equivalents and investments totaled $20.5 million as of September 30, 2006, compared to $30.7 million at June 30, 2006.

RECENT HIGHLIGHTS

•	In November 2006, the Company announced positive results from the two Phase 2B trials evaluating bremelanotide for the treatment of ED. The two trials were double-blind, placebo-controlled, parallel dose trials that included a one month run-in period and a three month treatment period. One study (Study 16) evaluated the safety and efficacy of bremelanotide in 726 non-diabetic patients with mild to severe ED and the other study (Study 17) similarly evaluated 294 patients with ED and diabetes mellitus.

The trials met their objectives and based on these and other studies, Palatin and King, in conjunction with a Scientific Advisory Board review, are preparing for an end-of-Phase 2 meeting with the FDA to discuss their Phase 3 plans.

Presentations of these results are planned at future scientific meetings, including a podium presentation at the 9th European Society for Sexual Medicine (ESSM) Congress to be held at the Hofburg Convention Center, Vienna on December 5, 2006.

•	In August, the Company reported a successful Phase 2A clinical trial in post-menopausal women diagnosed with FSD. Results showed that women reported an increased level of genital arousal and sexual desire and reported a higher incidence of engaging in sexual activity while on bremelanotide compared to placebo.

•	The Company also published the results of a Phase 2A clinical trial in pre-menopausal FSD patients in the peer-reviewed July 2006 issue of the Journal of Sexual Medicine, and initiated a Phase 2B “at-home” clinical study in FSD patients.

Conference Call and Webcast Access Information

Palatin Technologies’ management will discuss the first quarter financial results and provide an update on corporate developments during a conference call and webcast on November 10, 2006 at 10:00 a.m. EST.

•	Q1-Fiscal Year 2007 Conference Call - Live	11/10/2006 at 10:00 a.m. EDT
	Domestic Dial-In Number	1-800-811-8845
	International Dial-In Number	1-913-981-4905

•	Q1-Fiscal Year 2007 Conference Call - Replay	11/10-11/24/2006
	Domestic Dial-In Number	1-888-203-1112
	International Dial-In Number	1-719-457-0820
	Enter Pass Code I.D.	8904107

•	Webcast Live and Replay Access	www.palatin.com

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About Palatin Technologies

Palatin Technologies, Inc. is a biopharmaceutical company primarily focused on discovering and developing targeted, receptor-specific small-molecule and peptide therapeutics. The Company’s drug development pipeline includes primarily melanocortin-based therapeutics. The Company’s internal research and development capabilities, anchored by its proprietary MIDAS™ technology, are fueling product development. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. To date, the Company has formed partnerships with Tyco Healthcare Mallinckrodt and King Pharmaceuticals. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements

Statements about the Company’s future expectations, including statements about the Company’s development programs, proposed indications for its product candidates, pre-clinical activities and regulatory plans, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The Company’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to, the Company’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to recommence marketing and gain commercial acceptance of NeutroSpec®, ability to protect its intellectual property, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company is not responsible for updating for events that occur after the date on this press release.

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PALATIN TECHNOLOGIES, INC.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,
	2006	2005
REVENUES:
Royalties	$ -	$ 915,515
Licenses, grants and contracts	4,935,102	4,228,263

Total revenues	4,935,102	5,143,778

OPERATING EXPENSES:
Royalties	-	183,329
Research and development	12,125,252	9,365,368
General and administrative	1,560,922	1,752,533

Total operating expenses	13,686,174	11,301,230

Loss from operations	(8,751,072)	(6,157,452)

OTHER INCOME (EXPENSE):
Investment income	324,235	124,222
Interest expense	(10,066)	(2,426)

Total other income, net	314,169	121,796

NET LOSS	$ (8,436,903)	$ (6,035,656)

Basic and diluted net loss per common share	$ (0.12)	$ (0.11)

Weighted average number of common shares
outstanding used in computing basic and
diluted net loss per common share	70,878,521	54,488,412

PALATIN TECHNOLOGIES, INC.

Consolidated Balance Sheet Data

(unaudited)

	September 30, 2006	June 30, 2006

ASSETS
Current assets:
Cash and cash equivalents	$ 18,192,331	$ 28,333,211
Available-for-sale investments	2,338,387	2,330,834
Accounts receivable	919,547	69,591
Prepaid expenses and other current assets	913,838	1,453,650

Total current assets	22,364,103	32,187,286
Property and equipment, net	6,186,379	6,347,705
Restricted cash	475,000	475,000
Other assets	941,175	1,037,296

Total assets	$ 29,966,657	$ 40,047,287

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations, current portion	$ 131,582	$ 86,564
Accounts payable	2,556,398	3,092,962
Accrued expenses	5,202,276	4,466,428
Accrued compensation	131,250	803,900
Deferred revenue, current portion	3,409,496	3,995,575

Total current liabilities	11,431,002	12,445,429
Capital lease obligations, net of current portion	272,419	229,585
Deferred rent, net of current portion	2,244,243	2,358,550
Deferred revenue, net of current portion	5,924,068	6,713,942

Total liabilities	19,871,732	21,747,506

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized:
Series A Convertible; 9,997 shares issued and outstanding as of
September 30, 2006 and June 30, 2006	100	100
Common stock, $.01 par value, 150,000,000 shares authorized,
70,878,521 shares issued and outstanding as of September 30, 2006
and June 30, 2006	708,785	708,785
Additional paid-in capital	178,313,670	178,089,176
Accumulated other comprehensive loss	(47,183)	(54,736)
Accumulated deficit	(168,880,447)	(160,443,544)

Total stockholders’ equity	10,094,925	18,299,781

Total liabilities and stockholders’ equity	$ 29,966,657	$ 40,047,287